Exhibit 10.11

FORM OF STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is effective immediately prior to the closing of the initial public offering of Premier, Inc., a newly formed Delaware corporation (“Premier”) (the “Effective Date”), and is made by and between the purchasers listed on Schedule I hereto, as purchasers (collectively, the “Purchasers” and, each a “Purchaser”), and Premier, as seller.

WHEREAS, the Board of Directors of Premier (the “Board”) has determined to effect an underwritten initial public offering (the “IPO”) of Premier’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”); and

WHEREAS, in connection with the consummation of the IPO, Premier wishes to sell to Purchasers and each Purchaser wishes to purchase from Premier Class B common stock, par value $0.000001 per share (the “Class B Common Stock”) of Premier.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1                               Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group” has the meaning set forth in Section 13(d)(3) and Rule 13d-5 of the Securities Exchange Act of 1934, as amended.

“IPO Closing” means the closing of the sale of Class A Common Stock in the IPO.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, Governmental Authority or other entity or organization of any nature whatsoever or any Group of two or more of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

ARTICLE 2

PURCHASE AND SALE OF UNITS

2.1                               Purchase and Sale.

(a)                                 Subject to the terms and conditions herein set forth, at the Closing (as defined herein), Premier agrees to issue and sell to each Purchaser the number of shares of Class B Common Stock set forth opposite such Purchaser’s name under the column entitled “Purchased Shares” on Schedule I to this Agreement (“Purchased Shares”), and each Purchaser agrees to purchase such Purchased Shares from Premier for a purchase price per share of Class B Common Stock equal to $0.000001.

2.2                               Closing.

(a)                                 The closing of the purchase of the Purchased Shares (the “Closing”) shall occur at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York 10173 at the same time and date as the IPO Closing.

(b)                                 At the Closing, (i) each Purchaser authorizes Premier Purchasing Partners, L.P., a California limited partnership (together with its successors and assigns, “Premier LP”), on behalf of such Purchaser, to deliver to Premier the purchase price for the Purchased Shares being purchased by such Purchaser, by check or wire transfer of immediately available funds to a bank account designated in writing by Premier and to deduct such funds from the next cash distribution otherwise due from Premier LP to such Purchaser, (ii) if not already a party to such agreement, each Purchaser shall deliver a duly executed counterpart of or joinder to that certain Voting Trust Agreement Relating to Shares of Premier, Inc. by and among Premier LP, the Stockholders listed on Schedule I thereto, and the Trustee (as defined therein) (the “Voting Trust Agreement”), and (iii) Premier shall deliver to the Trustee pursuant to the terms of the Voting Trust Agreement certificates representing the Purchased Shares in the names of the Purchasers.

2.3                               Conditions to Closing.

(a)                                 The obligations of each Purchaser to be performed at the Closing shall be subject to the condition that the representations and warranties set forth in Article 3 shall be true and correct as of the Closing as if then made.

(b)                                 The obligations of Premier to be performed at the Closing with respect to a Purchaser shall be subject to the condition that the representations and warranties of such Purchaser set forth in Article 4 shall be true and correct as of the Closing as if then made.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PREMIER

Premier makes the following representations and warranties for the benefit of each Purchaser as of the date of its execution of this Agreement, the Effective Date and Closing (unless otherwise specified below):

3.1                               Representations and Warranties of Premier.

(a)                                 Premier represents and warrants to each Purchaser that (i) it is duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, without the consent, waiver, approval or authorization of, or filing with, any Person or under any applicable law, and has taken all actions necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement; (ii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Premier, enforceable against it in accordance with its terms (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles); (iii) neither the execution and delivery of this Agreement by Premier nor the consummation of the transactions contemplated hereby conflicts with or results in a breach of any of the terms, conditions or provisions of the organizational documents of Premier, any agreement or instrument to which Premier is a party or by which the material assets of Premier are bound, or constitutes a default under any of the foregoing, or violates any law or regulation; (iv) there are no actions, suits or proceedings pending, or, to the knowledge of Premier, threatened against or affecting Premier or Premier’s assets in any court or before or by any Governmental Authority which, if adversely determined, would impair the ability of Premier to perform its obligations under this Agreement; and (v) the performance of this Agreement will not violate any order, writ, injunction, decree or demand of any court or Governmental Authority to which Premier is subject.

(b)                                 Premier (i) is solvent with assets of a value that exceeds the amounts of its liabilities, (ii) is able to meet its debts as they mature, and (iii) in its reasonable opinion, has adequate capital to conduct the businesses in which it is engaged.

(c)                                  Premier has good, valid and marketable title to the Purchased Shares and has the power and authority to issue and sell to each Purchaser such Purchased Shares, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement.

(d)                                 Premier represents that (i) the Purchased Shares have been duly authorized and validly issued by Premier and (ii) no stockholder of Premier has any preemptive or other subscription right to acquire any stock in Premier.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser makes the following representations and warranties, severally with respect to itself only, for the benefit of Premier as of the date of its execution of this Agreement, the Effective Date and the Closing:

4.1                               Representations and Warranties of Each Purchaser.

(a)                                 Each Purchaser represents, severally with respect to itself only, that it is duly incorporated or organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has all necessary power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, without the consent, waiver, approval or authorization of, or filing with, any other Person or under any applicable law, and has taken all actions necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement.

(b)                                 Each Purchaser represents, severally with respect to itself only, that this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of such Purchaser enforceable in accordance with the terms hereof (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles).

(c)                                  Each Purchaser represents, severally with respect to itself only, that neither the execution and delivery of this Agreement by such Purchaser nor the consummation of the transactions contemplated herein (i) conflicts with or results in a breach of any of the terms, conditions or provisions of the organizational documents of such Purchaser or any agreement or instrument to which such Purchaser is a party or by which the material assets of such Purchaser are bound or (ii) constitutes a default under any of the foregoing, violates any law or regulation, except to the extent that any conflict, breach or default under this subsection (c) would not prevent or materially hinder the performance of the actions contemplated by this Agreement.

(d)                                 Each Purchaser represents, severally with respect to itself only, that there are no actions, suits or proceedings pending or, to the knowledge of such Purchaser, threatened against or affecting such Purchaser or assets of such Purchaser in any court or before or by any Governmental Authority which, if adversely determined, would impair the ability of such Purchaser to perform such Purchaser’s obligations under this Agreement.

(e)                                  Each Purchaser represents, severally with respect to itself only, that its performance of this Agreement will not violate any order, writ, injunction, decree or demand of any court or Governmental Authority to which such Purchaser is subject.

(f)                                   Each Purchaser represents and warrants, severally with respect to itself only, that no agent, broker, investment banker, financial advisor or other person or entity is or will be entitled, by reason of any agreement, act or statement by it or any of its representatives to any financial advisory, broker’s, finder’s or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with the transactions contemplated hereby.

(g)                                  All Purchased Shares acquired by or for each Purchaser are and will be acquired solely for such Purchaser’s own account for investment purposes only and not with a present view toward the distribution thereof or with any present intention of distributing or reselling any such Purchased Shares in violation of the Securities Act or any state securities laws.  Irrespective of any other provisions of this Agreement, any sale of any of the Purchased Shares acquired by each Purchaser will be made only in compliance with all applicable federal and state securities laws, including the Securities Act.

(h)                                 Each Purchaser is aware of the need to conduct its own investigation of the Purchased Shares and has had the opportunity to ask questions and receive answers concerning the Purchased Shares acquired by or for such Purchaser.  Each Purchaser has had full access to such information and materials concerning Premier and its subsidiaries as each Purchaser has requested.  Premier has answered all inquiries that each Purchaser has made to Premier relating to Premier and its subsidiaries or the Purchased Shares acquired by such Purchaser.

(i)                                     Each Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has such knowledge and experience in financial and business matters such that such Purchaser is capable of evaluating the merits and risks of an investment in the Purchased Shares and of making an informed investment decision with respect thereto, or has consulted with advisors who possess such knowledge and experience.

(j)                                    Each Purchaser is able to bear the economic risk of its investment in the Purchased Shares for an indefinite period of time.  Each Purchaser understands that the Purchased Shares have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or unless an exemption from such registration is available.

(k)                                 An investment in the Purchased Shares involves risk.  Each Purchaser acknowledges and agrees that such Purchaser has reviewed and considered the risks and uncertainties described in the Private Placement Memorandum and Information Statement Regarding Reorganization of Premier, Inc. and Premier Purchasing Partners, L.P. and Request for Execution of Consent, Power of Attorney and Reorganization Documents attached hereto and incorporated herein by reference and made a part hereof before making an investment decision with respect to the Purchased Shares. The risk factors described therein are not the only ones that Premier faces or that may relate to an investment in the Purchased Shares.  Any of these risks, alone or in combination with other risks, could result in a material and adverse impact upon the business, financial condition, results of operations, plans or prospects of Premier.  In such case, the value of the Purchased Shares could decline, and each Purchaser could lose part or all of its investment in Premier.

(l)                                     Premier is relying upon the truth and accuracy of the representations, warranties and acknowledgements of each Purchaser and each Purchaser agrees that if any of the representations, warranties and acknowledgements deemed to have been made by such Purchaser by its execution of this Agreement are no longer accurate, it shall promptly notify Premier. Each Purchaser consents to such reliance.

ARTICLE 5

MISCELLANEOUS

5.1                               Notices.  Any written notice required or permitted to be delivered pursuant to this Agreement shall be in writing and shall be deemed delivered (i) upon delivery if delivered in person, (ii) upon transmission if sent by facsimile, with receipt confirmed by the recipient thereof, (iii) one Business Day after deposit with a nationally recognized overnight courier service; provided, that confirmation of such overnight delivery is received by the sender thereof or (iv) upon transmission if sent by e-mail, with receipt confirmed by the recipient thereof.  Notices to Premier or any Purchaser shall be delivered to the respective addresses as set forth below:

(a)                                if to a Purchaser to the address indicated below the name of such Purchaser on        Schedule I hereto.

(b)                                 If to Premier, to:

Premier, Inc.

13034 Ballantyne Corporate Place

Charlotte, NC 28277

Attention: Chief Financial Officer and General Counsel

Facsimile: (704) 816-6307

Email: craig_mckasson@premierinc.com and

Jeffrey_Lemkin2@premierinc.com, respectively

Any party hereto may change its address for notices by giving written notice of such party’s new address to the other parties hereto in accordance with this Section 5.1.

5.2                               Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto.

5.3                               Amendment and Waiver.

(a)                                 No failure or delay on the part of the Purchasers or Premier in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Purchasers or Premier at law, in equity or otherwise.

(b)                                 Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Purchasers and Premier.

5.4                               Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

5.5                               Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.6                               Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

5.7                               Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

5.8                               Entire Agreement. This Agreement, together with the schedules hereto are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

5.9                               Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

5.10                        Void Date.  If the Effective Date does not occur prior to March 31, 2014, this Agreement shall be null and void and of no further force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the dates set forth below.

PREMIER, INC.

Date:	By:
	Name:	Craig McKasson
	Title:	Chief Financial Officer

PURCHASERS

Date:	By:
Name:
Title:

Schedule I

Name and
Address	Purchased
of Purchaser	Shares